Exhibit 1.01

CPI International Holding Corp.
Conflict Minerals Report
May 31, 2016

Overview

CPI International Holding Corp. and its subsidiaries provide microwave, radio frequency (“RF”), power and control products for applications in the defense, communications, medical, industrial and scientific industries. We develop, manufacture and globally distribute components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems. These systems include radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products used for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.

This Conflict Minerals Report has been filed as an Exhibit to the Form SD filed by CPI International Holding Corp. with respect to calendar year 2015. The date of filing of this Conflict Minerals Report is May 31, 2016.

This Conflict Minerals Report has been filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and the requirements of Form SD thereunder (collectively, the “Conflict Minerals Rule”).

Definitions

For purposes of this Conflict Minerals Report, the following definitions apply:

•	“3TG” means tantalum, tin, tungsten, and gold.

•	“Conflict minerals” means gold as well as columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten.

•	“CPI,” the “Company,” “we,” “our,” “us” or similar references mean CPI International Holding Corp. and its direct and indirect subsidiaries.

Due Diligence Program Design

The Company designed its due diligence measures relating to Conflict Minerals to generally conform to the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold, Second Edition 2013 (the “OECD Guidance”).

Due Diligence Program Execution; Reasonable Country of Origin Inquiry

We have summarized below the principal due diligence steps that we have taken pursuant to our Conflict Minerals policy and compliance program and pursuant to the Conflict Minerals Rule. The discussion below also summarizes the steps taken in connection with our reasonable country of origin inquiry.

Management Systems.

1.	We have communicated our Conflict Minerals policy internally to selected personnel and externally to selected suppliers.

2.
We established an internal interdepartmental management team to address Conflict Minerals compliance, which consisted of purchasing department representatives from seven of our eight operating divisions and corporate finance representatives. As our newest division was created by the September 2015 acquisition of ASC Signal Corporation, it did not have a representative on our Conflict Minerals compliance team in 2015.

3.	Selected internal personnel were educated on the Conflict Minerals Rule as well as our compliance plan and procedures, including reviewing and validating supplier responses to inquiries.

4.
We use a questionnaire based on the Conflict Minerals Reporting Template developed by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”) to identify the source of Conflict Minerals in the supply chain. We also purchased a subscription to a Web-based service that assists in the collection, validation, consolidation and analysis of supplier data.

5.	We maintain centralized computerized records relating to our Conflict Minerals due diligence with respect to 2015. Such records include due diligence processes and findings.

Identify and assess risk in the supply chain.

1.
Purchasing representatives from each applicable division, working with engineers and other personnel from that division, compiled lists of the principal suppliers whose products are necessary to the production of that division’s products and might potentially contain one or more 3TG. In certain cases, where a division utilizes a contract manufacturer or distributor, we worked with that supplier to identify and subsequently contact their principal manufacturers whose products are necessary to the production of that division’s products and might potentially contain one or more 3TG.

2.
Using the Web-based service, our interdepartmental Conflict Minerals team provided each division’s identified suppliers with a cover letter and the EICC/GeSI template to be completed and returned to us. We sent inquiries to 429 suppliers through the Web-based service.

3.
We generally followed up through reminders generated by the Web-based service and/or by e-mail or phone with suppliers that did not respond to the request within the specified time frame, that submitted an incomplete response or a response that we determined contained errors or inaccuracies, or where otherwise we determined the written response not to be suitable.

4.	We ultimately received responses from 344 of the 429 suppliers that had been contacted.

Design and implement a strategy to respond to identified risks.

1.
Our interdepartmental team reported its Conflict Minerals compliance findings and results of due diligence to senior management. These findings included reports regarding supplier responses (including incomplete and non-responses).

2.
Two of the principal challenges facing our Conflict Minerals due diligence process are the lack of response from certain suppliers as well as the mixed quality of the responses that we received from certain suppliers. We intend to engage in further efforts to educate suppliers as to the importance of this process. In addition, we have added clauses to our standard purchase contracts which require suppliers to provide requested Conflict Minerals information on a timely basis.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

Due to our position in the supply chain and lack of direct relationships with smelters and refiners, we have determined that an independent third-party audit was not appropriate in connection with our due diligence. Instead, we intend to use auditing information made available by third-party sources (such as the Conflict-Free Sourcing Initiative) as well as to rely upon industry-wide efforts to influence smelters and refiners to get audited and become certified.

Report on supply chain due diligence.

The Company filed a Form SD, which includes this Conflict Minerals Report as an exhibit, with the Securities and Exchange Commission. The Company also made available on its website this Conflict Minerals Report.

Product Information

For the calendar year ended December 31, 2015, the principal categories of the Company’s products that incorporated 3TG and which are covered by this Report were:

•	electron device products, including microwave and power grid vacuum electron devices and solid-state power devices,

•	satellite communications amplifier subsystems,

•	radar and electronic warfare subsystems,

•	specialized antenna subsystems,

•	advanced composite radomes, reflector antennas and structures,

•	solid-state integrated microwave assemblies,

•	medical x-ray generators and control systems,

•	modulators and transmitters, and

•	various electronic power supply and control equipment and devices.

Facilities Used to Process the Conflict Minerals in Products

We do not have any direct relationship with smelters or refiners that process Conflict Minerals. As described above, we surveyed our suppliers in an effort to identify the facilities used to process the Conflict Minerals contained in the components supplied to us. We have attached as Exhibit A a list of the facilities identified to us by our suppliers during our due diligence process.

The accuracy and completeness of the information contained in the list attached as Exhibit A are subject to certain qualifications, including:

•	We were not able to obtain information from all of our suppliers.

•
Because most of our suppliers are themselves upstream suppliers without direct relationships of their own with smelters and refiners, these suppliers are reliant upon getting information from their own suppliers in order to answer our inquiries.

•
We believe that much of the information that was provided to us by suppliers (and that may have been provided to our suppliers by their own suppliers) may reflect company-level or division-level information that does not identify the smelters or refiners used for a particular part, component, or customer.

•
A total of approximately 1,700 separate facilities were identified by our suppliers. However, we have excluded from the list attached as Exhibit A all facilities that were identified by our suppliers that the Web-based service described as either “not a legitimate smelter” or an “alleged smelter.” If a facility was identified in either of these categories, the Conflict Free Sourcing Initiative did not list the facility as a known smelter or had determined that the facility was not, in fact, a metal smelter or refiner. We believe that excluding these facilities removed erroneous information.

A number of our suppliers notified us that some of the 3TG in their products came from smelters that source 3TG from the Democratic Republic of Congo or an adjoining country. However, no specific mines were identified by our suppliers.

Risk Mitigation Efforts After the End of the Period Covered by This Report

We have taken and intend to take the following additional steps in 2016 to mitigate the risk that the necessary Conflict Minerals in our in-scope products benefit armed groups, including certain steps to improve our due diligence:

1.	Engage with suppliers that provided incomplete responses, or that did not provide responses, for 2015, to help ensure that they provide requested information for calendar year 2016.

2.	Encourage the continuing development and progress of traceability measures at suppliers.

3.
Communicate to all suppliers our sourcing expectations. In addition, as new in-scope suppliers are added, work with these suppliers to ensure that they understand the expectations and/or requirements of the Conflict Minerals Policy, the Conflict Minerals Rule and the OECD Guidance.

EXHIBIT A
SMELTER AND REFINER LIST

Metal	Smelter Name	Smelter Country	Smelter ID
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Gold	Boliden AB	SWEDEN	CID000157
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Gold	Geib Refining Corporation	USA	CID002459
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Dowa	JAPAN	CID000401
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tantalum	Exotech Inc.	USA	CID000456
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Tantalum	Taki Chemicals	JAPAN	CID001869
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Dowa	JAPAN	CID000402
Tin	Alpha	USA	CID000292
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	EM Vinto	BOLIVIA	CID000438
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Asahi Refining USA Inc.	USA	CID000920
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	PT Tommy Utama	INDONESIA	CID001493
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tin	Metallic Resources, Inc.	USA	CID001142
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Tantalum	H.C. Starck Inc.	USA	CID002548
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	Thaisarco	THAILAND	CID001898
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tantalum	KEMET Blue Powder	USA	CID002568
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Tin	Minsur	PERU	CID001182
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tin	Fenix Metals	POLAND	CID000468
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Tantalum	QuantumClean	USA	CID001508
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Metalor USA Refining Corporation	USA	CID001157
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	CID002848
Tin	CV Gita Pesona	INDONESIA	CID000306
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	Kazzinc	KAZAKHSTAN	CID000957
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Tranzact, Inc.	USA	CID002571
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Morris and Watson	NEW ZEALAND	CID002282
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tin	PT Justindo	INDONESIA	CID000307
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Gold	Aurubis AG	GERMANY	CID000113
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tin	CV Dua Sekawan	INDONESIA	CID002592
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Tantalum	Duoluoshan	CHINA	CID000410
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Gold	Republic Metals Corporation	USA	CID002510
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Tantalum	E.S.R. Electronics	USA	CID002590
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	So Accurate Group, Inc.	USA	CID001754
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	Elemetal Refining, LLC	USA	CID001322
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	Rui Da Hung	TAIWAN	CID001539
Tungsten	Niagara Refining LLC	USA	CID002589
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tantalum	Telex Metals	USA	CID001891
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Metal	Smelter Name	Smelter Country	Smelter ID
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Materion	USA	CID001113
Tin	PT Karimun Mining	INDONESIA	CID001448
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Chimet S.p.A.	ITALY	CID000233
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Gold	Advanced Chemical Company	USA	CID000015
Gold	Chugai Mining	JAPAN	CID000264
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Gold	Japan Mint	JAPAN	CID000823
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tantalum	Global Advanced Metals Boyertown	USA	CID002557
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tungsten	Kennametal Fallon	USA	CID000966
Tungsten	Global Tungsten & Powders Corp.	USA	CID000568
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Gold	United Precious Metal Refining, Inc.	USA	CID001993
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tungsten	Kennametal Huntsville	USA	CID000105
Gold	Caridad	MEXICO	CID000180
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Tin	CV United Smelting	INDONESIA	CID000315
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Gold	Kennecott Utah Copper LLC	USA	CID000969
Gold	Sabin Metal Corp.	USA	CID001546
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Tantalum	D Block Metals, LLC	USA	CID002504
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tantalum	Hi-Temp Specialty Metals, Inc.	USA	CID000731
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560